EXHIBIT 23.2



       BAGELL, JOSEPHS & COMPANY, L.L.C.                     TRENTON OFFICE
         CERTIFIED PUBLIC ACCOUNTANTS                     1230 PARKWAY AVENUE
                                                               SUITE 301
              HIGH RIDGE COMMONS                       TRENTON, NEW JERSEY 08628
                SUITES 400-403                               (609) 883-1881
          200 HADDONFIELD BERLIN ROAD                      FAX (609) 771-0623
          GIBBSBORO, NEW JERSEY 08026
       (856) 346-2828 Fax (856) 346-2882




May 8, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:      FORM SB-2 REGISTRATION STATEMENT

Ladies and Gentlemen:

     We hereby consent to the incorporation by reference in this Registration Statement (the "Registration Statement") on Form SB-2 of Mobilepro Corp. (the "Company") of our report dated July 10, 2002 on the Company's consolidated financial statements for the year ended March 31, 2002, which report contains an explanatory paragraph relating to certain significant risks and uncertainties which conditions raise substantial doubt about the Company's ability to continue as an ongoing concern relating to those consolidated financial statements of the Company as of and for the year ended March 31, 2002.

     We hereby consent to all references to our firm in such Registration Statement.

Very truly yours,


/s/ BAGELL, JOSEPHS & COMPANY, L.L.C.

BAGELL, JOSEPHS & COMPANY, L.L.C.
Certified Public Accountants
Gibbsboro, New Jersey